EXHIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated July 7, 2004.

(q)(4) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 7, 2004.